                                                                   Exhibit 10.50

                                                                  EXECUTION COPY



                    FIRST AMENDMENT TO STOCK PLEDGE AGREEMENT

         This FIRST AMENDMENT TO STOCK PLEDGE AGREEMENT, dated as of April 1, 1998 (this "Amendment"), to that certain Stock Pledge Agreement dated as of November 1, 1990 (the "Existing Agreement") among QUINCY'S RESTAURANTS, INC., an Alabama corporation ("Pledgor") and SECURED RESTAURANTS TRUST, a Delaware statutory business trust ("Issuer") existing pursuant to an Amended and Restated Trust Agreement dated as of October 15, 1990.

                                    RECITALS

A. All capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Existing Agreement. The Existing Agreement, as amended by this Amendment, is referred to as this "Pledge Agreement."

B. In consideration of Financial Security Assurance Inc., a New York stock insurance company ("Financial Security") giving its consent to an in-substance defeasance of mortgage notes made by affiliates of Pledgor, Pledgor and Issuer desire to amend the Existing Agreement as set forth below.

                                   AGREEMENTS

         NOW, THEREFORE, for and in consideration of the mutual promises and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

         1. Because the Guaranty and the Leases are being terminated, Section 6 of the Existing Agreement is amended to read as follows: "The occurrence of any one or more (a) Events of Default under (i) the Loan Agreement dated as of November 1, 1990 between the Pledged Entity and the Issuer, as amended by Amendment No. 1 thereto dated as of November 1, 1991 and Amendment No. 2 thereto dated as of April 1, 1998, (ii) the Loan Agreement dated as of November 1, 1990 between Spardee's Realty, Inc. ("Spardee's") and the Issuer as amended by Amendment No. 1 thereto dated as of November 1, 1991 and Amendment No. 2 thereto dated as of April 1, 1998 (each of (i) and (ii) are a "Loan Agreement"), (iii) any Mortgage Note (as defined in either Loan Agreement), or (iv) this Pledge Agreement shall constitute an Event of Default hereunder.

         2. Because the Guaranty and the Leases are being terminated, Section 9 of the Existing Agreement is amended to provide for certain restrictions to be set forth in this Pledge Agreement and shall provide as follows: "Pledgor agrees it shall not cause the Pledged Entity to declare or make payment of (i) any dividend or other distribution on any shares of its capital stock, including without limitation any dividends payable in cash or other assets or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire shares of stock of the Pledged Entity. If the Pledged Entity declares or makes any such dividend, it shall be an "Event of Default" under this Pledge Agreement."

         3. Section 24 of the Existing Agreement is amended to read as follows:
"This Pledge Agreement shall terminate when the "Substitution" occurs. The "Substitution" shall occur when certain conditions precedent thereto, as set forth in a Letter Agreement dated as of April 1, 1998, between Financial Security, the Pledgor, the Pledged Entity and Advantica Restaurants Group Inc., are satisfied and the Release (as defined in such Letter Agreement) occurs.

         4. Because the Guaranty and the Leases are being terminated, the following Sections are added to the Existing Agreement.

                  Section 27 Voting Proxy. Pledgor hereby grants to the Collateral Agent for the benefit of Financial Security an irrevocable proxy to vote the Pledged Stock with respect to the dissolution, insolvency, liquidation, consolidation, merger, sale of assets, transfer of shares or amendment of the certificate of incorporation or the bylaws of the Pledged Entity, which proxy is coupled with an interest and shall continue until this Pledge Agreement terminates. Pledgor represents and warrants that it has directed the Pledged Entity to reflect the Collateral Agent's right to vote the Pledged Stock, on behalf of Financial Security, on the Pledged Entity's books. Upon the request of the Collateral Agent or Financial Security, Pledgor shall deliver to the Collateral Agent such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral as the Collateral Agent or Financial Security may reasonably request. Any violation of this Section shall constitute an Event of Default under this Pledge Agreement.

                  Section 28 Third-Party Beneficiary. Financial Security shall be a third-party beneficiary of this Pledge Agreement and entitled to enforce the provisions hereof directly, as if a party hereto.

         5. This Amendment may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         6. This Amendment shall be construed in connection with, and as part of, the Existing Agreement. The terms, conditions, representations, warranties, covenants, agreements, rights, remedies, powers and privileges set forth in the Existing Agreement, as amended or otherwise modified hereby, are hereby confirmed in all respects by the parties hereto and shall continue in full force and effect.

         7. Each reference to the Pledge Agreement, or words of similar import in the Existing Agreement or any notice, communication, certificate, instrument or other document executed and delivered in connection therewith after the date hereof shall be deemed to be a reference to the Existing Agreement, as amended, supplemented and otherwise modified hereby, and, as the same may be amended, supplemented or otherwise modified from time to time after the date hereof, unless the context requires otherwise.

         8. This Amendment shall be binding upon, shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns.

         9. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Stock Pledge Agreement to be executed effective as of the date first above written.

                               SECURED RESTAURANTS TRUST

                               By Wilmington Trust Company, not in its
                               individual capacity, but solely as Issuer Trustee


                               By  /s/ Mary St. Amand
                                     Mary St. Amand
                                     Assistant Vice President

                               QUINCY'S RESTAURANTS, INC.


                               By  /s/ Kenneth E. Jones
                                     Kenneth E. Jones
                                     Vice President and Treasurer

         The following parties consent to the First Amendment to Stock Pledge Agreement in accordance with the terms of this Amendment.

                          FINANCIAL SECURITY ASSURANCE INC.


                          By  /s/ Bruce E. Stern
                                Bruce E. Stern
                                General Counsel and Managing Director


                          THE BANK OF NEW YORK, as Collateral Agent


                          By  /s/ Sandra Carreker
                                Sandra Carreker
                          Title  Agent